                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED
                    SUBSCRIPTION AND CONTRIBUTION AGREEMENT

     THIS AMENDED AND RESTATED SUBSCRIPTION AND CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of this 31st day of March, 1998 by and between MANHATTAN ASSOCIATES SOFTWARE, LLC, a Georgia limited liability company ("Manhattan LLC"), Alan J. Dabbiere, Ponnambalam Muthiah, Deepak Raghavan, Deepak Rao, The Alan J. Dabbiere Trust, The Ponnambalam Muthiah Trust, The Deepak Raghavan Trust, The Deepak Rao Trust, AD Investment Management Limited Partnership, UM Investment Management Limited Partnership, SR Investment Management Limited Partnership, SV Investment Management Limited Partnership, Daniel Basmajian, Sr., Peter V. Dabbiere, Joel D. Dabbiere, David K. Dabbiere, Pegasys Systems Incorporated and the minority shareholders of Manhattan LLC listed on EXHIBIT A hereto (collectively, the "LLC Shareholders") and MANHATTAN ASSOCIATES, INC., a Georgia corporation ("Manhattan Inc.").


                                R E C I T A L S:
                                ---------------

     WHEREAS, upon the terms hereinafter set forth, Manhattan LLC desires to sell, and Manhattan Inc. desires to acquire all of the assets and liabilities of Manhattan LLC; and

     WHEREAS, the LLC Shareholders wish to approve the sale of all of the Assets of Manhattan LLC and the dissolution of Manhattan LLC; and

     WHEREAS, the LLC Shareholders acknowledge that Manhattan LLC will cause the retained earnings of Manhattan LLC to be distributed to the LLC Shareholders immediately prior to the effective time of this Agreement as provided in Section
1.3 hereto;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, the parties hereby agree as follows:

                                  ARTICLE I.

                    Contribution of Assets and Liabilities
                    --------------------------------------

     1.1.  Contribution of Assets and Liabilities by Manhattan LLC to Manhattan
     --------------------------------------------------------------------------
Inc.  Upon the terms of this Agreement, Manhattan LLC shall contribute, sell,
----
transfer, assign, convey and deliver all of its Assets and Liabilities (as defined herein) to Manhattan Inc., and Manhattan Inc. shall purchase all of the Assets and Liabilities of Manhattan LLC, free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, encroachments, rights of first refusal, mortgages, indentures, easements, licenses, restrictions or other covenants, agreements, understandings, obligations, defects or irregularities affecting title to any of such Assets, for the consideration set forth in Section 1.2 of this Agreement.

     1.2.  Consideration to and Subscription by Manhattan LLC.  Pursuant to the
           ---------------------------------------------------
sale by Manhattan LLC of all of the Assets and Liabilities of Manhattan LLC to Manhattan Inc., Manhattan Inc. will issue to Manhattan LLC 20,206,674 shares of the $.01 par value per share common stock of Manhattan Inc. (the "Common Stock").

     1.3.  Effective Time.  The contribution contemplated in this Agreement
           --------------
shall be effective and automatically closed without any further action on the part of the parties hereto on the earlier of: (i) a time determined by the Board of Managers of Manhattan LLC or (ii) 9:30 a.m. on the day which the Company and its underwriters have requested the effectiveness of the Registration Statement to be filed by Manhattan Inc. in connection with the initial public offering of Manhattan Inc. (such earlier time being the "Contribution Date").

                                  ARTICLE II.

                Representations and Warranties of Manhattan LLC
                -----------------------------------------------

     To induce Manhattan Inc. to issue the Common Stock to Manhattan LLC, Manhattan LLC represents, warrants and covenants to Manhattan Inc. as follows:

     2.1  Due Organization.  Manhattan LLC is a limited liability company duly
          -----------------
organized, validly existing and in good standing under the laws of the State of Georgia with full power and authority to own, lease and operate its properties and assets and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Manhattan LLC.
Schedule 2.1 contains a list of all jurisdictions in which Manhattan LLC is
------------
authorized or qualified to do business. True, complete and correct copies of the Articles of Organization and Operating Agreement, as amended, of Manhattan LLC are attached hereto as Schedule 2.1.
                       ------------


     2.2.  Capitalization.  The authorized capital stock of Manhattan LLC
           ---------------
consists solely of 12,603,337 Shares (as defined in the Operating Agreement, as amended, of Manhattan LLC) (the "LLC Shares") of which 10,103,337 Shares are issued and outstanding. All of the issued and outstanding capital stock of Manhattan LLC is owned beneficially and of record as set forth on Schedule 2.2.
                                                                  ------------
All of the issued and outstanding capital stock of Manhattan LLC has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable federal, state and other applicable securities laws and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. Except as set forth in Schedule 2.2, no subscription, option, warrant, call, convertible
             ------------
or exchangeable security, other conversion right or commitment of any kind exists which obligates Manhattan LLC to issue any of its capital stock.

     2.3.  Subsidiaries.  Except as set forth in Schedule 2.3, Manhattan LLC
           -------------                         ------------
does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity or participating interest in any corporation, association or business entity. Manhattan LLC is not directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     2.4.  Liabilities and Obligations.  Schedule 2.4 sets forth an accurate
           ----------------------------  ------------
list of all Liabilities of Manhattan LLC as of the date hereof.

     2.5.  Accounts and Notes Receivable.  Schedule 2.5 sets forth an accurate
           ------------------------------  ------------
list of the accounts and notes receivable of Manhattan LLC as of the date hereof.

     2.6.  Assets.  Schedule 2.6 sets forth an accurate list of all Assets of
           -------  ------------
Manhattan LLC with a value in excess of $5,000 as of the date hereof.

     2.7.  Litigation.  No legal or governmental proceedings or investigations
           -----------
are pending or threatened to which Manhattan LLC is a party or to which the property or capital stock of Manhattan LLC is subject.

     2.8.  Validity.  Manhattan LLC has full power to enter into this Agreement
           ---------
and to contribute, sell, transfer, assign, convey and deliver to Manhattan Inc. all of the Assets and Liabilities of Manhattan LLC to be transferred hereunder in accordance with the terms of this Agreement.

     2.9.  No Conflict.  The transfer of all of the Assets and Liabilities of
           ------------
Manhattan LLC to Manhattan Inc. pursuant to this Agreement does not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or such as may be required under state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Manhattan LLC is a party or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to Manhattan LLC.

     The above representations, warranties and covenants of Manhattan LLC shall be deemed to be repeated at the Contribution Date and Manhattan LLC shall take no action that would result in a violation of any of the above representations, warranties and covenants between the date hereof and the Contribution Date. Notwithstanding the foregoing, Manhattan LLC may make one or more distributions of its aggregate net retained earnings through the Contribution Date to the LLC Shareholders, and the making of such distributions shall not be deemed to be a breach of the foregoing representations, warranties and covenants.

                                 ARTICLE III.

               Representations and Warranties of Manhattan Inc.
               ------------------------------------------------

     To induce Manhattan LLC to acquire the Common Stock from Manhattan Inc., Manhattan Inc. represents, warrants and covenants to Manhattan LLC as follows:

     3.1.  Due Organization.  Manhattan Inc. is a corporation duly organized,
           -----------------
validly existing and in good standing under the laws of the State of Georgia with full power and authority to own, lease and operate its properties and assets and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Manhattan LLC. Schedule 3.1
                                                             ------------
contains a list of all jurisdictions in which Manhattan Inc. is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation of Manhattan Inc. are attached hereto as Schedule 3.1.
                                                       ------------

     3.2  Capitalization.  The authorized capital stock of Manhattan Inc.
          --------------
consists solely of 100,000,000 shares of Common Stock, of which 100 shares are issued and outstanding, and 20,000,000 shares of preferred stock, no par value per share. All of the issued and outstanding capital stock of Manhattan Inc. is owned beneficially and of record as set forth on Schedule 3.2. All of the
                                                 ------------
issued and outstanding capital stock of Manhattan Inc. has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable federal, state and other applicable securities laws and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. Except as set forth in Schedule 3.2, no subscription, option, warrant, call, convertible or
   ------------
exchangeable security, other conversion right or commitment of any kind exists which obligates Manhattan Inc. to issue any of its capital stock.

                                  ARTICLE IV.

                           Miscellaneous Provisions
                           ------------------------

     4.1.  Approval by LLC Shareholders of Sale of Assets.  Pursuant to Section
           -----------------------------------------------
8.9(a) of the Operating Agreement of Manhattan LLC, as amended, the LLC Shareholders approve of the sale of all of the assets of Manhattan LLC to Manhattan Inc.

     4.2.  Approval by LLC Shareholders of Dissolution.  Pursuant to Section
           --------------------------------------------
15.1 of the Operating Agreement, as amended, the LLC Shareholders approve of the dissolution of Manhattan LLC upon the sale of all or substantially all of the assets of Manhattan LLC.


     4.3.  Dissolution of Manhattan LLC.  Immediately upon the sale of all or
           -----------------------------
substantially all of the assets of Manhattan LLC, Manhattan LLC will be dissolved and shall cease to exist as a limited liability company in the State of Georgia. A pro rata distribution, based on each LLC Shareholders' ownership of the Member Interests of Manhattan LLC, of the Common Stock shall be made to the LLC Shareholders immediately prior to the dissolution of Manhattan LLC.

     4.4.  Entire Agreement.  This Agreement and the Exhibits and other
           -----------------
documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement, including but not limited to that certain Subscription and Contribution Agreement dated February 26, 1998 by and between the parties hereto. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     4.5.  Governing Law; Severability.  This Agreement shall be governed by and
           ----------------------------
construed in accordance with the laws of the State of Georgia, but excluding the conflicts laws of the State of Georgia. The provisions of this Agreement are severable, and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     4.6.  Headings.  The headings contained in this Agreement are for reference
           ---------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.7.  No Third Party Beneficiaries.  Nothing contained in this Agreement
           -----------------------------
(express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                        [SIGNATURES ON FOLLOWING PAGES]

                                           MANHATTAN ASSOCIATES SOFTWARE, LLC


                                           By: /s/ Alan J. Dabbiere
                                              -------------------------------
                                                ALAN J. DABBIERE, PRESIDENT



                                           /s/ Alan J. Dabbiere
                                           ----------------------------------
                                           Alan J. Dabbiere


                                           /s/ Ponnambalam Muthiah
                                           ----------------------------------
                                           Ponnambalam Muthiah


                                           /s/ Deepak Raghavan
                                           ----------------------------------
                                           Deepak Raghavan


                                           PEGASYS SYSTEMS INCORPORATED


                                           By:
                                              -------------------------------
                                                ALAN J. DABBIERE, PRESIDENT


                                           MANHATTAN ASSOCIATES, INC.


                                           By:
                                              -------------------------------
                                                ALAN J. DABBIERE, PRESIDENT





                 [Additional Signatures Intentionally Omitted]



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